UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, Sheryl Roland, a named executive officer of The Active Network, Inc. (the “Company”) announced her resignation as Executive Vice President, Human Resources of the Company, effective November 30, 2012 (the “Effective Date”). In connection with her departure from the Company, Ms. Roland entered into an agreement (the “Letter Agreement”) with the Company pursuant to which the Company agreed to (i) accelerate the vesting of 16,148 of Ms. Roland’s unvested shares of the Company’s common stock which were previously acquired by Ms. Roland upon the early exercise of options granted under the Company’s 2002 Stock Option/Stock Issuance Plan, and (ii) accelerate the vesting of 5,080 of Ms. Roland’s unvested restricted stock units. The Letter Agreement also contains non-solicitation and non-disparagement provisions and a waiver and general release. The Letter Agreement was approved by the Company’s Compensation Committee on November 19, 2012.

The foregoing description of the Letter Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.47 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.47	Letter Agreement, dated November 26, 2012, by and between the Company and Sheryl Roland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: November 26, 2012	/s/ Matthew Landa

Matthew Landa
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.47	Letter Agreement, dated November 26, 2012, by and between the Company and Sheryl Roland